UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2017

Alliqua BioMedical, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36278	58-2349413
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1010 Stony Hill Road Suite 200 Yardley, Pennsylvania	19067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 702-8550

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01	Entry into a Material Definitive Agreement.

Amended Perceptive Warrant

As previously reported, on March 7, 2017, Alliqua BioMedical, Inc. (the “Company”), AquaMed Technologies, Inc., a wholly owned subsidiary of the Company (the “Guarantor”), and Perceptive Credit Holdings, L.P. (“Perceptive”) entered into Amendment No.1 (the “Amendment”) to Forbearance and Amendment Agreement, pursuant to which Perceptive agreed to extend the then current forbearance period and to forbear from exercising any rights and remedies related to certain specified defaults under the Credit Agreement and Guaranty, dated May 29, 2015, by and among the Company, the Guarantor and Perceptive (the “Credit Agreement”), as set forth in the Amendment. In connection with the entry into the Amendment, the Company and Perceptive also entered into an amendment and restatement of the warrant (the “Third Amended Warrant”), originally issued to Perceptive in connection with the closing of the Credit Agreement on May 29, 2015, exercisable for 2,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The Third Amended Warrant was exercisable at an exercise price (the “Exercise Price”) of $0.50, which was subject to adjustment upon issuance of common stock for consideration per share less than the Exercise Price in effect immediately prior to such issuance or sale pursuant to a formula set forth in the Third Amended Warrant.

On April 6, 2017, the Company and Perceptive entered into an amendment and restatement of the Third Amended Warrant (the “Fourth Amended Warrant”) to reduce the Exercise Price from $0.50 to $0.47, reflecting the public offering price of $0.40 per share (the “Public Offering Price”) at which the Company sold its Common Stock in an underwritten public offering that closed on April 3, 2017 (the “Public Offering”). The Fourth Amended Warrant is exercisable for 2,000,000 shares of the Company’s Common Stock. Perceptive will not have the right to exercise the Fourth Amended Warrant to the extent that after giving effect to such exercise, Perceptive (together with Perceptive’s affiliates) would beneficially own in excess of 9.99% of the Common Stock outstanding immediately after giving effect to such exercise.

The foregoing description of the Fourth Amended Warrant does not purport to be complete and is qualified in its entirety by reference to the full text of the Fourth Amended Warrant, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Adjustment to November 2012 Warrants

In connection with the Public Offering, effective as of April 3, 2017, pursuant to an anti-dilution adjustment provision provided in that certain five-year warrants to purchase Common Stock at an initial exercise price per share of Common Stock at $2.19 per share, dated as of November 8, 2012 (the “November 2012 Warrants”), issued by the Company in connection with November 8, 2012 private placement, the exercise price per share of Common Stock was adjusted to the Public Offering Price. As of April 3, 2017, November 2012 Warrants to purchase 362,923 shares of Common Stock were outstanding.

Item 3.02	Unregistered Sales of Equity Securities.

The information regarding the issuance of the Fourth Amended Warrant set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The Fourth Amended Warrant offered and issued to Perceptive was not registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and was issued in reliance on the exemption from registration under the Securities Act provided by Section 4(a)(2) and Regulation D (Rule 506) under the Securities Act. Perceptive represented that it was an accredited investor (as defined by Rule 501 under the Securities Act).

As previously reported, on February 27, 2017, pursuant to a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain accredited investors (collectively, the “Private Placement Investors”), dated February 27, 2017, the Company sold and issued to the Private Placement Investors in a private placement an aggregate of 5,540,000 shares of Common Stock at a purchase price of $0.50 per share (the “Private Placement”). The Securities Purchase Agreement contains a “most-favored nation” provision that provides that if the Company, during 120 days from February 27, 2017, issues or sells any common stock or common stock equivalents reasonably believed to be more favorable in terms or conditions than the Private Placement, the Company must amend the terms of the Securities Purchase Agreement to give the Private Placement Investors the benefit of such more favorable terms or conditions. In accordance with this provision, effective as of April 11, 2017, the Company adjusted the Per Share Purchase Price to the Public Offering Price, and is required to issue additional shares of Common Stock to the Private Placement Investors, which issuance is subject to stockholder approval as may be required by the applicable rules and regulations of the NASDAQ Capital Market and certain side letter agreements, each dated March 13, 2017, between the Company and two Private Placement Investors (the “Side Letters”). Pursuant to the Securities Purchase Agreement and subject to the Side Letters, on April 11, 2017, the Company issued an aggregate of 380,717 shares of Common Stock to the Private Placement Investors (the “MFN Shares”), and will issue 1,004,283 additional shares of Common Stock to the Private Placement Investors if it obtains stockholder approval as may be required by the applicable rules and regulations of the NASDAQ Capital Market. The MFN Shares were not registered under the Securities Act, or the securities laws of any state, and was issued in reliance on the exemption from registration under the Securities Act provided by Section 4(a)(2) and Regulation D (Rule 506) under the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1	Amended Warrant, dated April 6, 2017, by and between Alliqua BioMedical, Inc. and Perceptive Credit Holdings, LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIQUA BIOMEDICAL, INC.

Dated: April 12, 2017	By:	/s/ Brian Posner
Name: Brian Posner Title: Chief Financial Officer